Exhibit 3a

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               MOORE PRODUCTS CO.

                      (A Pennsylvania Business Corporation)

         In compliance with the requirements of Sections 1914 and 1915 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 Pa. C.S.A. ss.1914 and ss.1915), Moore Products Co. hereby restates its Articles of Incorporation, as heretofore amended, in their entirety to read as follows:

First.            The name of the corporation is Moore Products Co.

Second.           The location and post office address of its registered office in this Commonwealth is Sumneytown Pike, Spring House, Montgomery County, Pennsylvania 19477.

Third.            To manufacture, sell and deal in instruments and gages of any and all kinds, with parts and supplies therefor, and to have all powers necessary and essential thereto.

Fourth.           The term of its existence is perpetual.

Fifth.            The aggregate number of shares of capital stock which the
           Company shall have authority to issue is 7,825,000 shares divided into 325,000 shares of Preferred Stock of the par value of $1 per share (the "Preferred Shares"), and 7,500,000 shares of Common Stock of the par value of $1 per share (the "Common Shares").

                  The voting rights, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each class, and the provisions authorizing the Board of Directors of the Company (the "Board") to create and designate series and to fix and determine certain variations in the relative rights and preferences as between series of Preferred Shares are as follows:

                  1. Series. Preferred Shares may be divided into and issued in one or more series from time to time as herein provided. The Preferred Shares of all series shall be identical, except as to the following rights and preferences, in respect of any or all of which there may be variations as between series, namely:


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                        (a) The designation of each series and the number of
                  shares initially included in or thereafter added to such series;

                        (b) The rate of dividend (hereinafter called the
                  "Dividend Rate") specified for such series, payable as set forth herein;

                        (c) The price, which may vary according to the time and
                  circumstances of redemption (such price being hereinafter called the "Redemption Price"), at which shares of such series may be redeemed in accordance with the provisions for redemption set forth herein; and

                        (d) The price, which may vary according to the time and
                  circumstances of conversion, at which the shares of such series may be converted into Common Shares (such price being hereinafter called the "Conversion Price"), in accordance with the provisions for conversion and subject to adjustment as set forth herein.

                  The designation of each series (which shall be such as to distinguish the shares of such series from the shares of all other series and classes) and the relative rights and preferences thereof shall be specified prior to the issuance thereof by resolutions of the Board and as provided by law, except that the relative rights and preferences of the Series A Preferred Shares shall be as specified in these Articles.

                  2. Dividends. The Preferred Shares shall entitle the holders to receive, as and when declared by the Board, cumulative dividends at the Dividend Rate specified for the series and no more, out of funds legally available therefor, in cash or (subject to the limitations set forth below) in Preferred Shares, in preference to the holders of the Common Shares. Dividends on the Preferred Shares may be declared and paid quarterly, semi-annually or annually, in the discretion of the Board on such dates as it may determine; and if full cumulative dividends in cash or in Preferred Shares shall not have been paid or declared and set apart for payment for the first three fiscal quarters in any year, no dividend shall be paid or distribution made thereafter on the Common Shares (other than dividends payable in Common Shares) until full cumulative dividends in cash or in Preferred


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           Shares for such year and all prior periods shall have been paid or declared and set apart for payment. If in any year there shall be paid one or more stock dividends payable in Common Shares upon the outstanding Common Shares, there may also be declared and paid an equal number of stock dividends payable in Preferred Shares upon the outstanding Preferred Shares in lieu of cash; but in no case shall any such dividend on the Preferred Shares be at a percentage rate higher than the rate of such dividend on the Common Shares, nor shall the aggregate of cash and stock dividends paid on any series of Preferred Shares exceed in percentage of par value the Dividend Rate specified for such series, on a cumulative basis, taking the Preferred Shares distributed in the dividend at a value of $1 per share. Preferred Shares issued in a stock dividend may be of a series different from any series theretofore outstanding or, in the discretion of the Board, may constitute additional shares of any series. Subject to the foregoing provisions, dividends on the Common Shares shall be payable as and when declared by the Board in its discretion out of funds legally available therefor.

                  3. Voting Rights. The Preferred Shares of each series shall entitle the holders to five (5) votes per share, and the Common Shares shall entitle the holders to one (1) vote per share, in the election of directors and all other corporate matters submitted to a shareholders' vote, without voting separately by series or classes except as otherwise required by law or by the Company's Articles of Incorporation or Bylaws. Shareholders shall have no right to cumulate their votes in the election of directors.

                  4. Redemption and Retirement of Preferred Shares. The Preferred Shares of each series shall be subject to redemption at the option of the Company, as a whole at any time or in part from time to time, on thirty (30) days' written notice to the holders of the shares to be redeemed, at the Redemption Price specified for the series plus an amount equal to all unpaid cumulative dividends accrued thereon to the date fixed for redemption in the notice, whether or not earned. If less than all the Preferred Shares are to be redeemed, those to be redeemed shall be selected by lot or pro rata or by such other equitable method as the Board shall direct. If the Company shall deposit in a bank, bank and trust company or national banking association in the City of Philadelphia sufficient


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           funds to pay the full Redemption Price of the shares to be redeemed and all dividends accrued thereon to the date fixed for redemption, in trust to be paid to the holders of such shares upon due surrender of the certificates therefor, and shall state in the notice of redemption that such deposit has been or will be made, then from and after the date fixed for redemption in such notice or the date on which the deposit is made, whichever is later, the shares to be redeemed shall no longer be deemed to be outstanding, and the holders thereof shall have no other rights than to receive the amount of the Redemption Price and dividends aforesaid from the depository upon surrender of the certificates for such shares properly indorsed. Upon any redemption of the Preferred Shares they shall be retired and cancelled and shall not be reissued.

                  5. Restriction on Redemptions and Purchases. The Company shall not call for redemption or purchase less than all the outstanding Preferred Shares unless full cumulative dividends on all the outstanding Preferred Shares shall have been paid or declared and set apart for payment in respect of all periods up to the end of the preceding year.

                  6. Conversion Rights. The Preferred Shares of any series may at the election of the holder be converted into Common Shares in whole at any time or in part from time to time, prior to redemption, at the Conversion Price specified for such series, subject to adjustment of such price as hereinafter provided. Any Preferred Shares which have been called for redemption may be converted at any time up to but not later than the close of business on the date fixed for redemption in the aforesaid notice, unless default shall be made and be continuing in payment therefor. To exercise the right of conversion the holder shall surrender the certificate for the Preferred Shares to be converted, properly indorsed, at the office of the Company in Philadelphia, or at such other place as the Board may determine and as shall be specified by written notice given to the holders of Preferred Shares. In no event upon conversion shall there be made any allowance or adjustment in respect of dividends on shares of either class. Upon any conversion of Preferred Shares they shall be retired and cancelled and shall not be reissued.

                  To protect the conversion privilege from dilution the Conversion Price shall be subject to adjustment

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           according to the following provisions:

                  (1) In determining the Conversion Price the Preferred Shares shall be taken at $1 per share, so that the initial Conversion Price shall be expressed in terms of the dollars and cents resulting from multiplying $1 by the number of whole and fractional Preferred Shares of the particular series that must be surrendered upon conversion into one (1) Common Share.

                  (2) Whenever the Company shall issue any Common Shares in excess of 364,518 (all Common Shares in excess of that amount being hereinafter called "Additional Shares"), and the Additional Shares are issued at a price (calculated as hereinafter provided) which is less than the Conversion Price, applicable to any one or more series, in effect immediately prior to the issue of such Additional Shares, then the Conversion Price applicable to each such series shall be adjusted forthwith, separately for each series having a different Conversion Price, and as often as such event occurs, to an amount determined as follows:

                        (a) The number of Common Shares outstanding immediately
                  prior to the issue of Additional Shares shall be multiplied by the Conversion Price then in effect; to the result there shall be added the price at which the Additional Shares were issued; and the sum so obtained shall be divided by the number of Common Shares outstanding immediately after such issue. The quotient shall be the adjusted Conversion Price of the Common Shares until a further adjustment is required, provided that the Conversion Price shall in no event be increased by any adjustment resulting from an issue of Additional Shares, and provided that the Conversion Price shall be adjusted to the nearest cent disregarding fractions.

                        (b) If in any calendar year the Company issues
                  Additional Shares as one or more stock dividends not in the aggregate exceeding 5% of the largest number of Common Shares outstanding at any time in such calendar year, or if it issues Additional Shares at any time upon conversion of Preferred Shares, or if it issues Additional Shares in any calendar year (otherwise than as a stock dividend) for consideration less than the Conversion Price then in effect but in an

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                  aggregate amount less than 5% of the number of Common Shares outstanding at the beginning of that calendar year, then in each such case or combination of cases the Additional Shares so issued shall be deemed to have been issued for a price equal to the Conversion Price, and no adjustment shall be made therefor; but if the Company shall issue Additional Shares as one or more stock dividends exceeding such 5% in any calendar year, or as a subdivision of the outstanding Common Shares into a greater number of Common Shares, the Additional Shares which (as a stock dividend) exceed such 5% or which are issued in such subdivision shall be deemed to have been issued at a price of zero; and if in any calendar year the Company shall issue Additional Shares (otherwise than as a stock dividend) for consideration less than the Conversion Price then in effect and in an aggregate amount exceeding 5% of the number of Common Shares outstanding at the beginning of that calendar year, adjustment of the Conversion Price shall be made on the basis of the consideration for all the Additional Shares so issued (otherwise than as a stock dividend) in that calendar year. In determining the number of Common Shares outstanding at the beginning of a calendar year, for the purposes of this paragraph, adjustment shall be made retroactively to reflect any subsequent subdivision of outstanding shares or stock dividend in excess of 5% aforesaid effective at or before the date as of which such determination is made.

                        (c) If the Company shall issue any securities (other
                  than Preferred Shares) convertible into Common Shares, or options for the purchase of Common Shares, such action shall be deemed to be an issue of Additional Shares occurring as of the date of issue of such securities in the amount of the total number of Common Shares initially issuable upon conversion of such securities or exercise of such options; and the aggregate consideration (if any) for which such securities or options were issued, plus the additional consideration (if any) initially payable upon conversion of such securities or exercise of such options, shall be deemed to be the price of the Additional Shares.

                        (d) If any part of the consideration

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                  for Additional Shares consists of property or services, the fair value of such property or services as determined by the Board in connection with the issue shall be deemed to be the consideration therefor; and the price or consideration for an issue of Additional Shares shall be determined without deduction for the amount of any commissions, underwriting charges or expenses paid or allowed by the Company in connection with such issue.

                        (e) For purposes of adjusting the Conversion Price, the
                  term "Common Shares" shall mean Common Shares now authorized and shares of any class by whatever name designated which does not have priority over the Common Shares in respect of dividends and distribution of assets.

                     (3) If the Company shall at any time be consolidated or merged with or into, or shall sell its property substantially as an entirety to, one or more other corporations, or in the event of any recapitalization or reclassification of its shares, proper provision shall be made as part of the terms of such transaction so that the holders of Preferred Shares shall be entitled to conversion and other rights equivalent to those granted hereunder.

                  7. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company the holders of Preferred Shares without distinction as to series shall be entitled, in preference to the holders of Common Shares, to receive distribution out of assets available therefor to the amount of $1 per share if such event be involuntary, or $1.05 per share if it be voluntary, together in either case with an amount equal to full cumulative dividends unpaid and accrued thereon to the date fixed for distribution (whether or not earned), and no more. The assets remaining thereafter shall be distributed among the holders of Common Shares, pro rata according to the number of shares held by them respectively.

                  8. Modification of Rights. No modification of any of the rights, preferences or privileges of the Preferred Shares of any series shall be made by amendment of the Articles of Incorporation, merger, consolidation, sale of assets substantially as an entirety, voluntary liquidation, or otherwise, without either (a) the prior written consent of all the holders of

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           Preferred Shares adversely affected by such modification, or (b) the prior consent of holders owning 66-2/3% of the outstanding Preferred Shares as a class and 66-2/3% of the outstanding Preferred Shares of each series adversely affected by such modification, given by vote in person or by proxy at a duly constituted meeting of such holders.

                  9. Series A Preferred Shares. There is hereby created and established a series of Preferred Shares with the designation and initial number of shares, Dividend Rate, Redemption Price and Conversion Price hereby specified as follows:

                        (a) Designation of Series and Number of Shares: The series is hereby designated the Series A Preferred Shares, which shall consist of 176,000 Preferred Shares.

                        (b) Dividend Rate: Five per cent (5%) of the par value of the shares, per annum.

                        (c) Redemption Price: One Dollar Five Cents ($1.05) per share.

                        (d) Conversion Price: Two Dollars Fifty Cents ($2.50), being at the rate of 2 1/2 Series A Preferred Shares for each Common Share.

Sixth.            The value of the property with which the corporation will
           begin business is $500.00.

Seventh.          The names and addresses of the first directors:

                    Name                          Address
                    ----             (including street number, if any)
                                     ---------------------------------

           C.B. Moore                Uwchland P.O., Chester County Pa.
           Chas. H. Thompson         1058 Huntingdon Pike, Huntingdon
                                     Valley, Pa.
           Walter G. Trumbower       245 Berkley Road, Glenside, Pa.
           Robert Buhner             2104 Benezet Road, Abington, Pa.
           James J. FitzGerald       546 Highland Avenue, Glenside, Pa.
           C.H. Welles, III          Waverly, Pa.

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Eighth.           In furtherance and not in limitation of the powers conferred by statute the board of directors is expressly authorized to make, alter, amend and repeal by-laws, subject to the power of the shareholders to change or repeal such by-laws.

-----------------

     Articles First, Third, Fourth, Sixth, Seventh and Eighth (formerly Article Tenth) have not been amended since the Company's original Articles of Incorporation were filed in December 1953.

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